UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 14, 2025
Date of Report (date of earliest event reported)
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Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41536 (Commission File Number)	84-3097762 (I.R.S. Employer Identification No.)
60 First Street Cambridge, MA 02139
(Address of principal executive offices and zip code)
(617) 465-0013
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.00001 per share	PRME	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§250.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2025, Prime Medicine, Inc. (the "Company") announced that Jeremy Duffield, M.D. Ph.D., FRCP will step down from his role as Chief Scientific Officer of the Company, effective as of July 15, 2025 (the “Separation”).
In connection with the Separation, the Company intends to enter into a Separation Agreement with Dr. Duffield (the “Separation Agreement”), pursuant to which Dr. Duffield will be entitled to receive severance benefits consistent with the terms of his Amended and Restated Employment Agreement with the Company, dated July 20, 2022. Additionally, following the effective date of the Separation, the Company intends to retain certain consulting and advisory services of Dr. Duffield (the “Consulting Agreement”), effective as of the close of business on July 15, 2025 through March 31, 2026 (the “Advisory Period”). During the Advisory Period, all of Dr. Duffield’s outstanding equity awards will continue to vest in accordance with their terms.
The foregoing summaries of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by references to the full texts of the Separation Agreement and Consulting Agreement, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2025

Prime Medicine, Inc.

By:	/s/ Allan Reine
Name:	Allan Reine, M.D.
Title:	Chief Executive Officer